Exhibit 32.01

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of iGATE Corporation (the “Company”) on Form 10-K for the year ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Phaneesh Murthy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2011

/s/ PHANEESH MURTHY
Phaneesh Murthy
President, Chief Executive Officer and Director

This certification accompanies and is being “furnished” with this Periodic Report, shall not be deemed “filed” by iGATE Corporation (the “Company”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Periodic Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.